Exhibit 3.246

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/29/2001
010156306 — 3375012
CERTIFICATE OF FORMATION
BFI TRANSFER SYSTEMS OF TENNESSEE, LLC
     Pursuant to § 18-201, Delaware Code Annotated, the undersigned states as follows:
     1. Name. The name of the limited liability company (the “Company”) formed by this instrument is “BFI Transfer Systems of Tennessee, LLC”.
     2. Registered Office; Registered Agent. The address of the registered office of the Company in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The Company’s registered agent at that address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 28th day of March, 2001.

BFI Waste Systems of North America, Inc., a Delaware corporation, its Sole Member
By:	/s/ Jo Lynn White
Name:	Jo Lynn White
Title:	Secretary / Authorized Person

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF FORMATION OF
BFI TRANSFER SYSTEMS OF TENNESSEE, LLC
     Pursuant to § 18-202 Delaware Code Annotated, the undersigned states as follows:
     1. The name of the limited liability company is BFI Transfer Systems of Tennessee, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     “1. Name. The name of the limited liability company is BFI Transfer Systems of Mississippi, LLC”
     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be duly executed as of the 3rd day of April, 2001.

BFI Waste Systems of North America, Inc., a Delaware corporation, its Sole Member
By:	/s/ Jo Lynn White
Name:	Jo Lynn White
Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:30 PM 04/03/2001
010163730 — 3375012